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                                                                  EXHIBIT 23 (c)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in this Prospectus Supplement dated July 28, 1998 constituting part of the Registration Statement on Form S-3 (No. 333-29049), as supplemented by the Prospectus dated June 23, 1997, of our report dated January 17, 1997 appearing on page 18 of Aristar Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus Supplement.



/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP
Tampa, Florida
July 28, 1998